EXHIBIT 4.5

                          CHICAGO TRIBUNE TAX DEFERRED
                          ----------------------------

                         INVESTMENT PLAN FOR MACHINISTS
                         ------------------------------


                                TABLE OF CONTENTS

                                                                            Page

BACKGROUND.....................................................................1

SECTION 1......................................................................1
   Definitions and Construction................................................1
             1.1    Definitions................................................1
             1.2    Construction...............................................9

SECTION 2......................................................................9
   Participation...............................................................9
             2.1    Conditions of Eligibility..................................9
             2.2    Reemployment...............................................9
             2.3    Loss of Eligibility with Continued Employment.............10

SECTION 3.....................................................................11
   Contributions..............................................................11
             3.1    Employer Contributions....................................11
             3.2    Salary Reduction Amounts..................................11
             3.3    Limitations Applicable to Highly Compensated Employees....12
             3.4    Limitations on Employer Contributions.....................15
             3.5    Form of Employer Contributions............................15
             3.6    Nonreversion..............................................15

SECTION 4.....................................................................16
   Loans and Withdrawals......................................................16
             4.1    Loans.....................................................16
             4.2    Amount of Loans...........................................16
             4.3    Terms of Loans............................................17
             4.4    Accounting for Loans......................................18
             4.5    Hardship Withdrawals......................................18
             4.6    Withdrawals Due to Disability or After Age 59 1/2.........19

SECTION 5.....................................................................20
   Trust Fund.................................................................20
             5.1    Appointment of Trustee....................................20
             5.2    Investment Funds..........................................20

             5.3    Investments in Collectibles...............................20
             5.4    Investment Elections......................................20


SECTION 6.....................................................................21
   Allocation of Employer Contributions and Adjustment of Participants'
     Accounts.................................................................21
             6.1    Participants' Accounts....................................21
             6.2    Allocation of Employer Contributions......................21
             6.3    Determination of Increase or Decrease in
                    Net Worth of Plan Assets..................................21
             6.4    Adjustment of Participants' Accounts......................22

SECTION 7.....................................................................23
   Benefits...................................................................23
             7.1    Termination of Employment.................................23
             7.2    Death.....................................................23
             7.3    Payment of Benefits.......................................24
             7.4    Amount Available for Distribution.........................24
             7.5    Commencement of Benefit Payments..........................25
             7.6    Claims Procedure..........................................26
             7.7    Facility of Payment.......................................27
             7.8    Direct Rollover of Eligible Rollover Distributions........27

SECTION 8.....................................................................29
   Administration.............................................................29
             8.1    Appointment of Committee..................................29
             8.2    Appointment of Investment Committee.......................29
             8.3    Quorum....................................................29
             8.4    Administrative Committee Powers and Duties................30
             8.5    Investment Committee Powers and Duties....................30
             8.6    Procedures................................................31

SECTION 9.....................................................................31
   Limitations and Liabilities................................................31
             9.1    Limitations on Additions to Participants' Accounts........31
             9.2    Nonguarantee of Employment................................33
             9.3    Nonalienation of Benefits.................................33
             9.4    Limitation of Liability...................................34
             9.5    Indemnification...........................................34

SECTION 10....................................................................34
   Amendment and Termination..................................................34
             10.1   Amendments................................................34
             10.2   Termination; Discontinuance of Contributions..............35
             10.3   Merger, Consolidation, or Transfer of Assets..............36

SECTION 11....................................................................36
   Miscellaneous Provisions...................................................36
             11.1   ERISA.....................................................36
             11.2   Delegation of Authority by the Employer...................37
             11.3   Applicable Law............................................37
             11.4   Legal Actions.............................................37

                          CHICAGO TRIBUNE TAX DEFERRED
                          ----------------------------
                         INVESTMENT PLAN FOR MACHINISTS
                         ------------------------------



                                   BACKGROUND

                  Effective as of January 1, 1986, and pursuant to an agreement between Chicago Tribune Company and the International Association of Machinists, Local 126, Chicago Tribune Company has established the following plan.



                                    SECTION 1

                          Definitions and Construction


1.1      Definitions

                  Where the following words and phrases appear in this Plan they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

                  (a)      Beneficiary:  The person or persons (including a
                           -----------
                           trustee or trustees) designated by a Participant in the last written instrument filed with the Committee prior to the Participant's death to receive any death benefit which shall be payable under the Plan; provided, that in the case of a Participant who is
                           --------
                           legally married on the date of his death, the Participant's Beneficiary shall be his spouse unless such spouse consents in writing to a different Beneficiary designation. Such consent shall be valid only if it acknowledges the effect of such designation and is witnessed by a representative of the Plan or by a notary public.

                  (b)      Break in Service: An Employee shall incur a one year
                           ----------------
                           Break in Service if he completes fewer than 501 Hours of Service during a Computation Period.

                  (c)      Committee:  The person or persons appointed by the
                           ---------
                           Employer to administer the Plan.

                  (d)      Compensation:  The earnings payable to a Participant
                           ------------
                           by the Employer for personal services, excluding overtime, incentive pay, and special allowances (such as amounts paid to a Participant during an authorized leave of absence and similar items). Compensation shall be determined prior to any reduction for contributions made on behalf of a Participant pursuant to an election described in Section 3.2 or to any plan which is qualified under Section 125 of the Internal Revenue Code. Subject to the above limitations, a Covered Employee's Compensation taken into account for any Plan Year shall be limited to $200,000 ($150,000 for Plan Years beginning on or after January 1, 1994) or such other amount as may be determined by the Commissioner of Internal Revenue for that year under Section 401(a)(17) of the Internal Revenue Code. In determining a Participant's Compensation for purposes of the immediately preceding sentence, the family aggregation rules of Section 414(q)(6) of the Internal Revenue Code will apply, except that in applying such rules, the term "family" will include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 years before the close of the Plan Year.

                  (e)      Computation Period: For purposes of determining an
                           ------------------
                           Employee's eligibility to participate in the Plan, his Computation Period shall be the 12 consecutive month period commencing on the date on which he is first employed by an Employer or any Related Company, and any 12 consecutive month period commencing on any anniversary of such date.

                  (f)      Covered Employee:  An Eligible Employee who has
                           ----------------
                           satisfied the requirements for participation in the Plan set forth in Section 2.

                  (g)      Current or Accumulated Earnings: The Employer's
                           -------------------------------
                           current earnings or accumulated earned surplus, determined in accordance with generally accepted accounting principles, or the Employer's current or accumulated earnings and profits determined in accordance with federal income tax principles, whichever is greater.

                  (h)      Disabled: A Participant's total and permanent
                           --------
                           inability to engage in any substantial gainful activity by reason of any physical or mental condition which entitles the Participant to

                           Disability Insurance Benefits under the Social Security Act. A Participant's total and permanent disability or mental or physical condition shall be determined by the Committee on the basis of competent medical evidence.

                  (i)      Effective Date:  January 1, 1986.
                           --------------

                  (j)      Eligible Employee: An Employee who is not a Leased
                           -----------------
                           Employee, who is employed by the Employer as a machinist, and who is a member of a unit of Employees that is covered by a collective bargaining agreement between the Employer and the International Association of Machinists, Local 126.

                  (k)      Employee:  Any common law employee of the Employer
                           --------
                           or of any Related Company, and any Leased Employee.

                  (l)      Employer:  Chicago Tribune Company, an Illinois
                           --------
                           corporation.

                  (m)      Employer Contribution Account:  The account
                           -----------------------------
                           maintained for a Participant to record his share of Employer contributions and adjustment relating thereto.

                  (n)      ERISA: The Employee Retirement Income Security Act of
                           -----
                           1974, as from time to time amended, and as construed and interpreted by valid regulations or rulings issued thereunder.

                  (o)      Hours of Service:  An Hour of Service shall include:
                           ----------------

                           (i) each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer or a Related Company for the performance of duties during a Computation Period. These hours shall be credited to the Employee for the Computation Period in which such duties are performed;

                           (ii) each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer or a Related Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including, but not limited to, disability and pregnancy), layoff, jury duty, military duty, or leave of absence; provided, that no more than 501
                                                --------
                                    Hours of Service shall be credited on
                                    account of any single continuous period
                                    during which no duties are performed and,
                                    provided further, that no Hours of Service
                                    ----------------
                                    shall be credited for any payment or
                                    entitlement thereto which is made or due under a plan maintained solely to comply with applicable unemployment compensation, workers' compensation, or disability insurance laws, or which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. These hours shall be credited to the appropriate Computation Period or Periods as determined under Labor Regulation
                                    Section 2530.200b-2(c)-(2) and shall be
                                    computed according to Labor Regulation
                                    Section 2530.200b-2(b)

                           (iii) each hour, other than an hour credited under subparagraphs (i) or (ii) above, which would have been credited to an Employee, but for the fact that the Employee was absent from work: (A) by reason of the pregnancy of such Employee; (B) by reason of the birth of a child of such Employee; (C) by reason of the placement of a child with such Employee in connection with the adoption of such child by the Employee; or (D) for the purpose of caring for such child for a period immediately following such birth or placement. Such hours shall be credited solely for the purpose of determining whether an Employee has incurred a Break in Service, and not more than 501 Hours of Service shall be credited by reason of any single pregnancy or placement. These hours shall be treated as Hours of Service in the Computation Period in which the absence from work begins if the Employee would otherwise have incurred a Break in Service in such Computation period solely because of such absence; otherwise, in the immediately following Computation Period notwithstanding the foregoing, no Hours of Service shall be credited under this subparagraph unless: (1) the period of absence began for one of the reasons specified above; and (2) the Employee provides to the Committee such timely information as the Committee may reasonably require to establish that the absence was for one of such reasons and the number of days for which there was such an absence;

                           (iv) each hour, other than an hour credited under subparagraphs (i) through (iii) above (and not in excess of 40 hours per week) during which an Employee's employment with the Employer or a Related Company is interrupted by a period of active service in the armed forces of the United States which is covered by the Vietnam Era Veterans' Readjustment Assistance Act of 1974, provided such Employee returns to active employment with the Employer prior to the expiration of the period during which his reemployment rights are guaranteed under such Act; and

                           (v) each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or a Related Company, other than an hour credited to an Employee under subparagraphs
                                    (i) through (iv) above. These hours shall be credited to the Employee for the Computation Period to which the award or agreement pertains rather than to the Computation Period in which the award, agreement, or payment was made.

                           (vi) each hour, other than an hour credited under subparagraphs (i) through (v) above, which would have been credited to an Employee, but for the fact that the Employee was absent from work due to an approved leave of absence granted pursuant to the Family and Medical Leave Act of 1993 (an "FMLA absence"). Such hours shall be credited solely for the purpose of determining whether an Employee has incurred a Break in Service and not more than 501 Hours of Service per Computation Period shall be credited by reason of an FMLA absence.

                  (p)      Internal Revenue Code:  The Internal Revenue Code of
                           ---------------------
                           1986, as from time to time amended, and as construed or interpreted by valid regulations or rulings issued thereunder.

                  (q)      Leased Employee:  Any person who is not otherwise an
                           ---------------
                           Employee and who, pursuant to an agreement between the recipient Employer and any other person (the "leasing organization"), has performed services for an Employer, or for an Employer and related persons (determined in accordance with Section 414(n)(6) of the Internal Revenue Code), on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient; provided, that a person shall not be
                                      --------
                           treated as a Leased Employee for any Plan Year if:
                           (i) during such Plan Year, such person is covered by a money purchase pension plan maintained by the leasing organization which provides for immediate participation, full and immediate vesting and a nonintegrated employer contribution rate of at least 10% of such Employee's Total Compensation, and
                           (ii) Leased Employees (determined without regard to this proviso) do not constitute more than 20 percent of the Employer's nonhighly compensated work force (as defined in Section 414(n) of the Internal Revenue
                           Code).

                  (r)      Normal Retirement Date:  A Participant's 65th
                           ----------------------
                           birthday.

                  (s)      Participant:  A Covered Employee with respect to whom
                           -----------
                           an Employer contribution has been made to the Plan.

                  (t)      Plan:  The Chicago Tribune Tax Deferred Investment
                           ----
                           Plan for Machinists, as set forth herein, and as amended from time to time.

                  (u)      Plan Year:  A calendar year.
                           ---------

                  (v)      Related Company:  Any corporation or business
                           ---------------
                           organization which is a member of a controlled group of corporations which includes the Employer
                           (as determined under Section 414(b) of the Internal Revenue Code), any corporation or business organization which is under common control with the Employer (as determined under Section 414(c) of the Internal Revenue Code), and any corporation or business organization which is a member of an "affiliated service group" (as determined under Section 414(m) of the Internal Revenue Code) that includes the Employer. For the purpose of applying the limitations set forth in Section 9.1, Sections 414(b) and 414(c) of the Internal Revenue Code shall be applied as modified by Section 415(h) thereof.

                  (w)      Service: An Employee shall be credited with one year
                           -------
                           of Service for each Computation Period during which he completes 1000 or more Hours of Service.

                  (x)      Total Compensation:  The earned income, wages,
                           ------------------
                           salaries, fees for professional services, and other amounts received by a Participant for personal services actually rendered in the course of his employment with an Employer or a Related Company (including, but not limited to, commissions paid to salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, and bonuses), provided that a Participant's Total Compensation taken into account for any Plan Year shall be limited to $200,000 or such other amount as may be determined by the Commissioner of Internal Revenue for that year under
                           Section 401(a)(17) of the Internal Revenue

                           Code. Notwithstanding the previous sentence, a Participant's Total Compensation shall not include the following:

                           (i) employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, employer contributions to a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a deferred compensation plan;

                           (ii) amounts realized from the exercise of a nonqualified stock option or when restricted stock or property held by the Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (iii) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; or

                           (iv) any other amounts which received special tax benefits, or contributions made by the Participant (whether or not pursuant to a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Internal Revenue Code (whether or not such amounts are actually excludible from the Participant's gross income).

                  (y)      Trustee:  The individuals or qualified corporation
                           -------
                           appointed to administer the Trust Fund.

                  (z)      Trust Fund:  The fund or funds established to receive
                           ----------
                           and invest contributions made under the Plan and from which benefits are paid.

                  (aa)     Valuation Date:  The last day of each calendar
                           --------------
                           quarter.

                  (bb)     Valuation Period:  The period commencing on the day
                           ----------------
                           after a Valuation Date and ending on the next succeeding Valuation Date.


1.2      Construction

                  Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of this Plan are inserted for convenience of reference and are not part of this Plan and are not to be considered in the construction hereof. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan, and not to any particular provision or section.


                                    SECTION 2

                                  Participation


2.1      Conditions of Eligibility

                  Each Eligible Employee shall become a Covered Employee on the January 1st or July 1st coinciding with or next following the latest of: (a) the date on which he becomes an Eligible Employee; (b) the date on which he completes one year of Service; and (c) the date on which he attains age 21.


2.2      Reemployment

                  (a) If a Covered Employee incurs a Break in Service and is thereafter reemployed by the Employer as an Eligible Employee, he shall become a Covered Employee as of the date of his reemployment and shall be eligible to participate in the Employer's contributions to the Plan from the first day of the calendar quarter next following the date on which he again becomes a Covered Employee.

                  (b) If an Employee who was not a Covered Employee incurs a break in Service and is thereafter reemployed, he shall become a Covered Employee from the later of the date on which he is reemployed or the date on which he meets the requirements set forth in Section 2.1.
                           The years of Service credited to a reemployed Employee shall include the years of Service credited to him prior to his Break in Service unless:

                           (i) he does not complete at least 1000 Hours of Service during the 12 consecutive month period commencing on his reemployment date; or

                           (ii) in the case of an Employee who had no vested interest in the Plan prior to his Break in Service, such Employee incurred at least five consecutive one-year Breaks in Service and the number of such Employee's consecutive one-year Breaks in Service equals or exceeds the number of years of Service credited to him prior to his Break in Service, without regard to any years of Service forfeited as a result of a prior Break in Service.

                  (c) The Employer shall notify the Committee of the reemployment of any former Participant within ten days following the date thereof. Upon receipt of such notice of reemployment, the Committee shall notify the Trustee to suspend distributions to such Participant until further notice, and any remaining balances held with respect to such reemployed Participant shall continue to share in the earnings and losses of the Trust Fund until they again become distributable pursuant to the provisions of the Plan.


2.3      Loss of Eligibility with Continued Employment

                  The account balances of a Participant who ceases to be an Eligible Employee, but who continues in the active employ of the Employer or a Related Company, shall be held in trust until they become distributable on account of such former Participant's ceasing to be employed by the Employer or Related Company. If such Participant shall again become an Eligible Employee, he shall become a Covered Employee on the date on which he regains his eligibility, and shall be eligible to participate in the Employer's contributions to the Plan from the first day of the calendar quarter next following the date on which he again becomes a Covered Employee.


                                    SECTION 3

                                  Contributions


3.1      Employer Contributions

                  Subject to the limitations set forth in this Section 3 and in
Section 9.1, the Employer shall contribute to the Plan on behalf of each Covered Employee an amount equal to the "Salary Reduction Amount" (as defined in Section 3.2) elected by the Covered Employee for each Plan Year. The Employer's contributions shall be paid to the Trustee not later than the due date (including extensions) for filing the Employer's federal income tax return for its taxable year ending with or within the Plan Year with respect to which such contribution is made. Employer contributions shall be credited to the Participants' Employer Contribution Accounts.


3.2      Salary Reduction Amounts

                  Each Covered Employee may elect, on forms provided by and flied with the Committee, to have an amount contributed to the Plan on his behalf by the Employer which is not more than the maximum amount. For the Plan Year beginning January 1, 1986, the "maximum amount" shall be 10% of the Participant's Compensation for the Plan Year. Notwithstanding the foregoing, in no event shall a Participant's "maximum amount" for any Plan Year exceed the limitation described in Section 402(g) of the Internal Revenue Code. For each Plan Year beginning on or after January 1, 1987, the "maximum amount" shall be 15% of the Participant's Compensation for the Plan Year. The amounts so elected (the "Salary Reduction Amounts") shall be treated as Employer contributions made to the Plan on behalf of such Covered Employee and shall be applied to reduce such Covered Employee's Compensation (except for the purpose of determining the Covered Employee's Salary Reduction Amount) for the Plan Year with respect to which such contribution is made. An election made by a Covered Employee pursuant to this Section 3.2 shall take effect on the January 1st or July 1st next following the date on which it is received by the Committee, and may be revoked or revised by the Covered Employee, in writing delivered to the Committee, as of any subsequent January 1st or July 1st. In addition, a Participant may revoke such an election as of the first day of any calendar quarter if: (1) in the determination of the Committee, the continuation of such election would result in financial hardship to the Participant; or (2) the Participant has obtained a loan or a hardship withdrawal from the Plan pursuant to

Section 4 hereof. Should the Committee at any time determine that the Salary Reduction Amount elected by a Covered Employee exceeds the limitations found in
Section 3.3(c) hereof, any excess (and any earnings allocable thereto) shall be distributed to him in cash as soon as practicable after such excess is discovered, but in no event later than the March 15 following the close of the Plan Year in which such excess Salary Reduction Amount was contributed.


3.3      Limitations Applicable to Highly Compensated Employees

                  (a)      If the contributions that would be made under Section
                           3.1 on behalf of "Highly Compensated Employees" would exceed the deferral percentage limitation for any Plan Year as described in paragraph (c) below, the Salary Reduction Amounts elected by the Highly Compensated Employees for such Plan Year shall be reduced as provided in paragraph (c).

                  (b)      For the purposes of this Section 3.3:

                           (i) the term "Highly Compensated Employee" means any Covered Employee who during the current or immediately preceding Plan Year:

                                    (A)     was a five percent or greater owner
                                            of the Employer or any Related
                                            Company;

                                    (B)     received Compensation of more than
                                            $75,000 (or such greater amount as
                                            may be determined by the
                                            Commissioner of Internal Revenue for
                                            that Plan Year) from the Employer or
                                            any Related Company;

                                    (C)     received Compensation of more than
                                            $50,000 (or such greater amount as
                                            may be determined by the
                                            Commissioner of Internal Revenue for
                                            that Plan Year) from the Employer or
                                            any

                                            Related Company and was in the
                                            top-paid 20 percent of Employees; or

                                    (D)     was an officer of the Employer or
                                            any Related Company receiving
                                            Compensation in excess of 50 percent
                                            of the limitation in effect for that
                                            year under Internal Revenue Code
                                            415(b)(1)(A); provided that for
                                            purposes of this subparagraph
                                            (D), no more than 50 Employees (or
                                            if lesser, the greater of three
                                            Employees or ten percent of the
                                            Employees) shall be treated as
                                            officers.

                                    If a Covered Employee meets the
                                    qualifications set forth in subparagraph
                                    (A), (B), or (C) next above for the current
                                    Plan Year, but did not meet any of such
                                    qualifications for the preceding Plan Year, he shall not be deemed a Highly Compensated Employee under this subparagraph unless he is one of the 100 Employees paid the highest Compensation during the current Plan Year.

                           (ii) The term "Average Deferral Percentage" of a group of Covered Employees for a Plan Year means the average of the deferral ratios (determined separately for each Covered Employee in such group) of (1) to (2), where
                                    (1) equals the Salary Reduction Amounts
                                    elected by and contributed on behalf of such Covered Employee for such Plan Year, and
                                    (2) equals the Covered Employee's
                                    Compensation for such Plan Year.

                  (c) The Average Deferral Percentage of the Highly Compensated Employees for any Plan Year may not exceed the greater of:

                           (i) the Average Deferral Percentage of all other Covered Employees for such Plan Year multiplied by 1.25; or

                           (ii) the Average Deferral Percentage of all other Covered Employees for such Plan Year multiplied by 2.0; provided that the Average Deferral Percentage of the Highly Compensated Employees for such Plan Year does not exceed that of all other Covered Employees for that Plan Year by more than two percentage points.

The Committee may, from time to time, monitor the Covered Employees' Salary Reduction Amounts to determine whether the foregoing limitation will be satisfied and, to the extent necessary to ensure compliance with such limitation, may reduce, on a pro rata basis, the applicable percentage of future Compensation to be withheld for the Highly Compensated Employees. If for a Plan Year the Salary Reduction Amounts made on behalf of Highly Compensated Employees exceed the foregoing limitation, the Committee shall refund the excess Salary Reduction Amounts made on behalf of Highly Compensated Employees in the order of their deferral ratios (as defined in Section 3.3(b)(ii)) beginning with the highest ratio, to the extent necessary to meet the foregoing limitation. Any such excess Salary Reduction Amount (and the earnings thereon) shall be refunded in cash as soon as practicable after such excess is discovered, but in no event later than the March 15 following the close of the Plan Year. The trust earnings allocable to such excess Salary Reduction Amounts shall equal the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the period between the end of the Plan Year and the date the excess Salary Reduction Amounts are distributed. The earnings allocable to an excess Salary Reduction Amount for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to the Employer Contribution Account of each Highly Compensated Employee having an excess Salary Reduction Amount by a fraction. The numerator of the fraction shall be the excess Salary Reduction Amount made by the Highly Compensated Employee and the denominator shall be the Highly Compensated Employee's Account balance as of the last day of the Plan Year, reduced by the gain allocable to such amount for the Plan Year and increased by any loss allocable to such Account for the Plan Year. The earnings allocable to the excess Salary Reduction Amount for the period between the end of the Plan Year and the date on which such excess Salary Reduction Amount is distributed shall be determined under the same fractional method described above or under the 10 percent safe harbor method described in Treasury Regulations Section 1.401(k)-1. If a Highly Compensated Employee who must receive a refund of an excess

Salary Reduction Amount also contributed for the same plan year a Salary Reduction Amount in excess of the limitation described in Section 402(g) of the Internal Revenue Code, the distributions of such excess amounts shall be coordinated in accordance with Treasury Regulations Section 1.401(k)-1(f)(5)(i).


3.4      Limitations on Employer Contributions

                  Notwithstanding anything herein to the contrary, the Employer shall not make contributions to the Plan with respect to any Plan Year to the extent that:

                  (a) such contributions would exceed the Employer's Current or Accumulated Earnings, determined as of the last day of such Plan Year; or

                  (b) such contributions would exceed the maximum deduction allowable for such contributions under Section 404 of the Internal Revenue Code for the taxable year ending with or within such Plan Year.

If the Employer's contributions that would be made under Section 3.1 would exceed the foregoing limitations for any Plan Year, the Salary Reduction Amount elected by each Participant shall be reduced prorata. To the extent that Employer contributions have actually been made to the Plan in an amount that exceeds such limitations, such excess Contributions (increased by any earnings and reduced by any losses attributable thereto) shall be treated as having been made by the Participants on behalf of whom they were contributed, and shall be refunded to such Participants within 30 days after the end of the Plan Year with respect to which they were made.


3.5      Form of Employer Contributions

                  The Employer's contributions shall be made in cash.


3.6      Nonreversion

                  In no event shall the principal or income of the Trust Fund be paid to or revert to the Employer, or be used for any purpose other than for the exclusive benefit of the Participants and their Beneficiaries or for defraying the reasonable costs of administering the Plan; provided, that if the Employer's contribution is made under a mistake of fact, it may be returned to the Employer within one year of payment; if the Employer's contribution is conditioned upon the initial qualification of the Plan, or of any amendment thereto, under
Section 401 of the Internal Revenue Code and the Plan or such amendment is not so qualified, such contribution may be returned to the Employer within one year after the date on which such qualification is denied; or if the Employer's contribution is conditioned upon its deductibility under
Section 404 of the Internal Revenue Code and such deduction is disallowed, such contribution (to the extent disallowed) may be returned to the Employer within one year after the date of such disallowance. To the extent that any amount so returned consists of a Salary Reduction Amount elected by a Participant, it shall then be paid to such Participant by the Employer.



                                    SECTION 4

                              Loans and Withdrawals


4.1      Loans

                  Upon the written application of a Participant, the Committee may, in its discretion, direct the Trustee to lend trust funds to such Participant. Loans to Participants shall be available to all Participants on a reasonably equivalent basis, shall not be available to Participants who are officers, shareholders, or highly compensated in amounts that are proportionately greater than the amounts made available to other Participants, shall be adequately secured, and shall bear a reasonable rate of interest. Not more than one loan shall be outstanding to any Participant at any time, and a new loan shall not be extended to any Participant until at least one calendar quarter has elapsed since the date on which the previous loan was repaid.


4.2      Amount of Loans

                  The principal amount of any loan made to a Participant, when added to the outstanding balance (including accrued but unpaid interest) of any prior loans made to the Participant from all qualified plans maintained by the Employer or any Related Company, shall not exceed the lesser of:

                  (i)      $50,000, reduced by the excess (if any) of:

                           (A) the highest outstanding balance during the one-year period ending immediately preceding the date of the loan, over

                           (B) the outstanding balance on the date of the loan, of all such loans from all such plans; or

                  (ii) 50 percent of the Participant's nonforfeitable interest in his Employer Contribution Account as of the date of the loan.


4.3      Terms of Loans

                  Any loan extended pursuant to the provisions of this Section 4 shall be subject to the following terms and conditions:

                  (a) Each loan shall be secured by a pledge to the Trustee of a portion of the Participant's Employer Contribution Account balance under the Plan. As of any loan date, no more than 50 percent of the portion of the Participant's Employer Contribution Account balance may be pledged as security for that loan and any prior loan made by the Participant that remains outstanding under the Plan on the date of the loan.

                  (b) The loan shall be subject to repayment, by payroll deduction, in substantially equal, self-amortizing installments over a period of not more than five years; provided, that the Committee may permit such repayment over a period of more than five years if such loan is used to acquire, construct, or substantially rehabilitate any dwelling unit which, within a reasonable time after the date on which the loan is made, is to be used as the principal residence of the Participant.

                  (c) The loan, together with all accrued and unpaid interest thereon, may be prepaid at any time, without penalty.

                  (d) In the event of default, foreclosure on the note and attachment of security will not occur until the Participant becomes entitled to a distribution pursuant to Section 7.

                  (e) No distributions or withdrawals shall be paid to a Participant until the principal and interest on any outstanding loan to such Participant has been repaid, unless: (i) the amount of such distribution or withdrawal will be applied to the repayment of the full amount of such loan; or (ii) the amount of such loan would not exceed the limitations of Section 4.2 after the distribution or withdrawal has been made.

                  (f) Each loan shall be evidenced by a note in a form furnished by the Committee and shall bear interest at the rate that is in effect on the date of the loan. The interest rate for loans shall be determined by the Committee no less frequently than quarterly based on appropriate factors in accordance with Department of Labor regulations.

The Committee may subject a loan to such additional terms and conditions not inconsistent with the foregoing as it may deem necessary or desirable; provided, that such terms and conditions shall be uniformly applied to all similarly situated Participants.


4.4      Accounting for Loans

                  Loans to a Participant shall be accounted for as directed investments of the Participant's Employer Contribution Account. The amount of such loans shall not be considered as a part of the Participant's Employer Contribution Account balance for the purpose of allocating earnings or losses of the Trust Fund, and all payments of principal and interest shall be credited to the accounts from which such loans are made.


4.5      Hardship Withdrawals

                  (a) Subject to the approval of the Committee, a Participant may request a withdrawal of any part or all of the balance of his Employer Contribution Account in the event of financial hardship; provided, that the amount of any such withdrawal from his Employer Contribution Account may not exceed the sum of the previously contributed Salary Reduction Amounts then credited to such Account, plus the earnings thereon that were credited to such Account prior to 1989. A withdrawal requested under this
                           Section 4.5 shall be permitted by the Committee only if, in the determination of the Committee, such withdrawal is necessary in light of immediate and heavy financial needs of the Participant occasioned by:

                           (i)      medical expenses incurred by such
                                    Participant or his immediate family which are not covered by insurance; or

                           (ii) the construction or purchase of a primary residence in which the Participant will live.

                           A withdrawal shall not be permitted by the Committee pursuant to this Section 4.5 to the extent that the amount requested exceeds the amount determined by the Committee as being required to meet the Participant's immediate financial need created by the hardship, or to the extent that the Committee determines that such amounts are reasonably available from the Participant's other resources.

                  (b) A request for a withdrawal under this Section 4.5 shall be submitted in writing signed by the Participant or his legal representative, shall describe fully the circumstances which are deemed to justify the payment and the amounts necessary to alleviate the hardship, and shall be accompanied by such other documentation as may be requested by the Committee. The Committee shall require as a condition of any withdrawal under this Section 4.5 the Participant's written and signed representation that the immediate and heavy financial need cannot reasonably be relieved (without thereby increasing the amount of the need) through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets, by cessation of Salary Reduction Amounts under the Plan, or by other distributions or nontaxable (when made) loans from employee benefit plans maintained by the Employer and Related Companies, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. Any decision made by the Committee pursuant to this
                           Section 4.5 shall be final, conclusive, and binding upon the Participant, subject only to the claims procedure set forth in Section 7.6.


4.6      Withdrawals Due to Disability or After Age 59 1/2

                  A Participant who is Disabled or who has attained age 59 1/2 may elect to receive a distribution of the entire amount credited to his Employer Contribution Account as of the last day of the Plan Year in which such election is made. Any such election shall be made in writing filed with the Committee at least 30 days prior to the date as of which such distribution is to be made, and shall become irrevocable on the

30th day immediately preceding the distribution date. A Participant who receives a distribution pursuant to this Section 4.6 shall not thereafter be eligible to participate in the Plan.


                                    SECTION 5

                                   Trust Fund


5.1      Appointment of Trustee

                  A Trustee (or trustees) shall be appointed by the Employer to administer the Trust Fund. The Trustee shall serve at the pleasure of the Employer, and shall have such rights, powers, and duties as shall be set forth in the agreement or agreements pursuant to which the Trust Fund is maintained.


5.2      Investment Funds

                  The Investment Committee appointed pursuant to Section 8.2 shall direct the Trustee to divide the Trust Fund into two or more separate "Investment Funds," which shall be invested in accordance with such investment policies as may from time to time be adopted by the Investment Committee and communicated to the Trustee. The Committee shall establish such rules and procedures as it may deem necessary to allow Participants, former Participants, and their Beneficiaries to direct the investment of their accounts in one or more of such Investment Funds.


5.3      Investments in Collectibles

                  Notwithstanding any other provision of this Plan, or of any agreement or agreements pursuant to which the Trust Fund is maintained, no portion of the funds allocated to any Participant's account shall be invested in "collectibles," as such term is defined in Section 408(m) of the Internal Revenue Code.


5.4      Investment Elections

                  The Committee shall establish such rules and procedures as it may deem necessary or desirable to allow Participants and their Beneficiaries to direct the investment of their accounts among one or more Investment Funds. Each investment direction shall be made in such manner and at such time as the Committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the Committee; the Committee shall direct the Trustee to make investments in accordance with such investment directions. The Trustee shall be entitled to rely upon the validity and accuracy of all directions received by it from the Committee.


                                    SECTION 6

                    Allocation of Employer Contributions and
                      Adjustment of Participants' Accounts


6.1      Participants' Accounts

                  The Committee shall establish and maintain a separate account for each Participant, showing his portion of Employer contributions credited under the Plan and earnings or losses attributable thereto.


6.2      Allocation of Employer Contributions

                  The Employer contributions (as determined under Section 3) made on behalf of each Participant shall be credited to the Participant's Employer Contribution Account as provided in Section 6.4.


6.3      Determination of Increase or Decrease in Net Worth of Plan Assets

                  As of each Valuation Date, the Trustee shall determine (as provided in the agreement or agreements pursuant to which the Trust Fund is maintained) the fair market value of the Trust Fund and of each Investment Fund, and shall give written notice thereof to the Committee. After receiving such notice from the Trustee, the Committee (or, if so provided in the agreement or agreements pursuant to which the Trust Fund is maintained, the Trustee) shall determine the increase or decrease in the net worth of each Investment Fund for the Valuation Period by deducting from the fair market value thereof the sum of:

                  (a) all contributions and transfers credited by the Trustee to such Investment Fund during the Valuation Period; and

                  (b) the fair market value of such Investment Fund as of the next preceding valuation, reduced by any distributions, withdrawals, or transfers made from such Investment Fund during the Valuation Period.

The increase or decrease in the net worth of each Investment Fund for the Valuation Period shall then be credited or charged to the account balances invested in such fund as provided in Section 6.4.


6.4      Adjustment of Participants' Accounts

                  The following adjustments shall be made to each Participant's Employer Contribution Account as soon as practicable after each Valuation Date:

                  (a)      First:  Credit the account balance of each
                           -----
                           Participant invested in each Investment Fund with the Employer contributions made on behalf of such Participant and invested in such Investment Fund during the Valuation Period;

                  (b) Second: After making the adjustments described above, allocate to the account of each Participant his share of the increase or decrease in the net worth of each Investment Fund in which his account is invested on the basis of the ratio that his account balance invested in such Investment Fund, as so adjusted, bears to the value of all accounts invested in such Investment Fund, as so adjusted;

                  (c) Third: After making the adjustments described above, reduce the account balance of each Participant invested in each Investment Fund by the amount of any withdrawals, distributions, or loans from such Investment Fund requested during the Valuation Period by or on behalf of the Participant;

                  (d) Fourth: After making the adjustments described above, credit the account balance of each Participant invested in each Investment Fund with the amount of any principal or interest payments made by the Participant during the Valuation Period on loans previously made to such Participant from such Investment Fund; and

                  (e) Fifth: After making the adjustments described above, increase the account balance of each Participant invested in each Investment Fund by the amounts transferred by the Participant to such Investment Fund from any other

                           Investment Fund during the Valuation Period, and reduce the account balance of each Participant invested in each Investment Fund by any amounts transferred by the Participant from such Investment Fund to another Investment Fund during the Valuation Period.

The adjustments described above shall also be made to the accounts maintained for former Participants and Beneficiaries. The accounts of Participants, former Participants, and Beneficiaries, as adjusted in accordance with this section, shall be determinative of the value of the interest of each Participant, former Participant, and Beneficiary in the Trust Fund and in each Investment Fund until a subsequent determination is made pursuant to this Section 6.4.


                                    SECTION 7

                                    Benefits


7.1      Termination of Employment

                  If a Participant's employment with the Employer and all Related Companies terminates for any reason other than his death, including his retirement on or after his early retirement date, the Participant shall be entitled to receive the full amount available for distribution from his Employer Contribution Account, including any Employer contributions due with respect to such Participant but not yet credited to his account. A participant's "early retirement date" means the date he attains age 55. Each Participant shall have a nonforfeitable interest at all times in the amounts from time to time credited to his Employer Contribution Account.


7.2      Death

                  (a) If a Participant's employment is terminated because of his death, the Participant's Beneficiary shall be entitled to receive the full amount available for distribution from the Participant's Employer Contribution Account, including any Employer contributions due with respect to such Participant but not yet credited to his account. Payment of benefits shall be made pursuant to Section 6.3 upon receipt by the Committee of acceptable proof of death.

                  (b) Each Participant shall designate, upon forms provided by and filed with the Committee, the Beneficiary of any benefits available hereunder upon his death.
                           Subject to the provisions of Section 1.1(a), a Participant may change such designation of Beneficiary from time to time by written notice to the Committee, and any death benefits payable hereunder and not effectively disposed of pursuant to a valid Beneficiary designation shall be distributed in the following priority:

                           (i) to the Participant's spouse living at his death, if any, otherwise;

                           (ii) to the Participant's children who are living at his death, if any, in equal shares, otherwise;

                           (iii) to the Participant's father and mother, in equal shares, or all to the one of them who is living at his death, if either, otherwise;

                           (iv)     to the Participant's estate.


7.3      Payment of Benefits

                  When a Participant or a Beneficiary of a deceased Participant becomes entitled to a distribution pursuant to Sections 7.1 or 7.2, the amount available for distribution shall be distributed in a lump sum consisting of one or more payments; provided, that all of such payments shall be made within one taxable year of the recipient.


7.4      Amount Available for Distribution

                  The amount available for distribution to a Participant or his Beneficiary shall be the balance credited to the Participant's Employer Contribution Account as of the latest of:

                  (a) in the case of a Participant whose Employer Contribution Account Balance exceeds $3,500 as of the Valuation Date coincident with or immediately following his termination of employment, the Valuation Date coinciding with or immediately following the date on which the Participant reaches age 65, or, if the Participant (or his Beneficiary) consents in writing to an earlier distribution, the Valuation

                           Date immediately following the date on
                           which such consent is received by the Committee;

                  (b) in the case of a Participant whose Employer Contribution Account Balance does not exceed $3,500.00 as of the Valuation Date coincident with or immediately following his termination of employment, that Valuation Date, or, if the Participant (or his Beneficiary) so elects, the last day of the Plan Year in which his termination of employment occurs.


7.5      Commencement of Benefit Payments

                  (a) Except to the extent provided below in this Section 7.5, when a Participant or his Beneficiary becomes entitled to a distribution, the Committee shall direct the Trustee to commence payment of amounts due from the Participant's account no later than 60 days following the last day of the Plan Year during which the Participant's termination of employment occurred; provided, that if the amount of such payment cannot be determined by such date, or if the Participant or his Beneficiary cannot be located, a payment retroactive to such date may be made no later than the 60th day following the earliest date on which the amount of such payment can be determined or the Participant or his Beneficiary can be located (whichever is applicable).

                  (b) Payments to Plan Participants shall be made or commence no later than the April 1st following the Plan Year in which the Participant attains age 70-1/2, except to the extent that Section 401(a)(9) of the Internal Revenue Code and related transitional rules permit the benefits of Participants who attained age 70-1/2 prior to January 1, 1989 to commence at a later date; provided, that a Participant who is still an Employee as of the date on which payment is to be made or commence pursuant to this paragraph (b) shall receive a lump sum payment of the then net credit balances in his accounts under the Plan. Notwithstanding any other provision of the Plan to the contrary, all distributions hereunder shall be made in accordance with the minimum distribution requirements contained in Section 1.401(a)(9)-1, and the minimum distribution incidental benefit requirements contained in Section 1.401(a)(9)-2 of the proposed Treasury Regulations, or in the corresponding Sections of any final Treasury Regulations issued under Section 401(a)(9) of the Internal Revenue Code.

                  (c) If a former Participant or Beneficiary cannot be located by the Committee within a reasonable time after the expiration of the period described in paragraph (a) above, the Committee may, in its exclusive discretion, direct that the amounts then credited to the Participant's accounts be treated as a forfeiture and allocated to the Employer Contribution Accounts of the remaining Participants in the proportion that each Participant's Salary Reduction Amount for the Plan Year bears to the total Salary Reduction Amounts of Participants for the Plan Year. If the former Participant or his Beneficiary subsequently makes a claim for such amounts, the amount forfeited shall be restored to his accounts and distributed in accordance with the provisions of
                           Section 7.3. any amounts so restored shall be derived from the forfeitures arising during the Plan Year in which such claim is allowed or, to the extent such forfeitures are insufficient, from a contribution to the Plan made by the Employer expressly for this purpose.


7.6      Claims Procedure

                  (a) If a claim for benefits made by a Participant or his Beneficiary (the "Applicant") is denied, the Committee shall furnish to the Applicant within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice which,
                           (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and
                           (iv) explains the claim review procedures.

                  (b) Upon the written request of the Applicant submitted within 60 days after his receipt of such written notice, the Committee shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested: (i) permit the Applicant to review any documents which are pertinent to the claim,
                           (ii) permit the Applicant to submit to the Committee issues and comments in writing, and (iii) afford the Applicant an opportunity to meet with a quorum of the Committee as a part of the review procedure.

                  (c) Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Committee shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.


7.7      Facility of Payment

                  Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability, or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person, or to his legal representative, or to a relative or friend of such person for his benefit, or may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this paragraph shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.


7.8      Direct Rollover of Eligible Rollover Distributions

                  (a)      Purpose. This Section 7.8 applies to distributions
                           -------
                           made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this
                           Section 7.8, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  (b)      Definition of Eligible Rollover Distribution.  An
                           --------------------------------------------
                           eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:
                           any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includible in gross income.

                  (c)      Definition of Eligible Retirement Plan.  An eligible
                           --------------------------------------
                           retirement plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in
                           Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal Revenue Code, or a qualified trust described in Section 401(a) of the Internal Revenue Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (d)      Definition of Distributee. A distributee includes an
                           -------------------------
                           Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the spouse or former spouse.

                  (e)      Definition of Direct Rollover.  A direct rollover is
                           -----------------------------
                           a payment by the Plan to the eligible retirement plan specified by the distributee.

                                    SECTION 8

                                 Administration


8.1      Appointment of Committee

                  The Plan shall be administered by an Administrative Committee consisting of one or more persons appointed by and to serve at the pleasure of the Employer. All usual and reasonable expenses of the Committee shall be paid by the Employer. The members of the Committee who are full time employees of the Employer or a Related Company shall not receive any other compensation from the Plan with respect to their services for the Committee.


8.2      Appointment of Investment Committee

                  Subject to the provisions of Section 5, the investment practices of the Plan shall be coordinated by the Tribune Company Pension and Profit Sharing Investment Committee (the "Investment Committee"). All usual and reasonable expenses of the Investment Committee shall be paid by the Employer. Members of the Investment Committee who are full-time employees of the Employer or a Related Company shall not receive any other compensation from the Plan with respect to their services for the Investment Committee.


8.3      Quorum

                  The action of a majority of the members of a committee at the time acting hereunder, and any instrument executed by a majority of such members of the committee, shall be considered the action or instrument of the committee. Action may be taken by a committee at a meeting or in writing without a meeting; however, no member of a committee shall vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan. If a committee shall be evenly divided on any question, the decision of the Board of Directors of the Employer shall control. A committee may authorize any one or more of its members to execute any document or documents on behalf of the committee, in which event the committee shall notify the Trustee in writing of such action and of the name or names of its member or members so designated. The Trustee thereafter may accept and rely upon any document executed by such member or members as representing action by the committee, until the committee shall file with the Trustee a written revocation of such designation.

8.4      Administrative Committee Powers and Duties

                  The Administrative Committee shall have such powers as may be necessary to discharge its duties thereunder, including, but not by way of limitation, the following powers and duties:

                  (a) to construe and interpret the Plan, decide all questions of eligibility, and determine the amount, manner, and time of payment of any benefits hereunder;

                  (b) to prescribe procedures to be followed by Participants and Beneficiaries in filing applications for benefits;

                  (c) to make a determination as to the right of any person to a benefit and to administer the claims procedure set forth in Section 7.6;

                  (d) to request and receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

                  (e) to prepare, file, and distribute such reports, summaries, descriptions, and other materials as may be required by ERISA or other applicable laws;

                  (f) to furnish the Employer, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (g) to appoint or employ an administrator for the Plan, and any other agents it deems advisable, including legal counsel; and

                  (h) to issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the Plan.


8.5      Investment Committee Powers and Duties

                  The Investment Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

                  (a) to establish and administer an investment policy for the Plan;

                  (b) to furnish the Employer, upon request, such reports with respect to the investments of the Plan are reasonable and appropriate;

                  (c) to receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee; and

                  (d) to appoint or employ investment managers to manage any part or all of the Plan assets.


8.6      Procedures

                  The committees may adopt such rules, regulations, and bylaws as they deem necessary or desirable. All rules and decisions of the committees shall be uniformly and consistently applied to all Employees in similar circumstances. When making a determination or calculation, the committees shall be entitled to rely upon information furnished by the Employer, the legal counsel for the Employer, or the accountant for the Plan. Each committee shall elect one of its members as chairman, shall elect a secretary who may, but need not, be a member of the committee, and shall advise the Trustee of such elections in writing. The secretary of each committee shall keep a record of all meetings or actions taken by the committee and shall forward all necessary communications and/or directions to the Trustee.



                                    SECTION 9

                           Limitations and Liabilities


9.1      Limitations on Additions to Participants' Accounts

                  (a) The additions (as such term is hereinafter defined) which may be credited to a Participant's account in any Plan Year shall not exceed an amount which, when added to the additions made to such Participant's accounts for such year under any other qualified plan maintained by the Employer or any Related Company, is equal to the lesser of: (i) $30,000 (or, commencing January 1, 1988, the dollar limitation in effect under Section 415(c)(1)(A) of the Internal Revenue Code for such Plan Year); or
                           (ii) 25% of the Participant's Total Compensation for such Plan Year.

                  (b) For the purposes of this Section, the term "additions" means the sum of: (1) the Participant's share of Employer contributions (including forfeitures, if any), and (ii) any Employee contributions (other than qualified rollover contributions or transferred amounts). The "addition" for any Plan Year beginning before January 1, 1987, shall not be recomputed to treat any Employee contributions as an "addition."

                  (c) In the case of a Participant who is also a participant in one or more qualified defined benefit plans maintained by the Employer or any Related Company, the additions which may be credited to such Participant's account for any Plan Year shall be further reduced so that the sum of the "defined contribution fraction" and the "defined benefit fraction" for such Participant for such Plan Year shall not exceed 1.0. For the purposes of this paragraph:

                           (i) the term "defined contribution fraction" shall mean a fraction, the numerator of which is the sum of the total annual additions made to the Participant's accounts hereunder, and under all other qualified defined contribution plans maintained by the Employer or a Related Company, and the denominator of which is the amount determined under Section 415(e)(3)(B) of the Internal Revenue Code; and

                           (ii) the term "defined benefit fraction" shall mean a fraction, the numerator of which is the sum of the projected annual benefits payable to such Participant under each qualified defined benefit plan maintained by the Employer or a Related Company, and the denominator of which is the amount determined under Section 415(e)(2)(B) of the Internal Revenue Code.

                  (d) Any excess contribution not allocable to a Participant's account under this section shall be treated as a contribution made by the Participant, and shall be refunded to the Participant (increased by any earnings and reduced by any losses attributable thereto) as soon as practicable.


9.2      Nonguarantee of Employment

                  Neither the establishment of the Plan or the Trust Fund, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, against any officer or employee of the Employer, or against the committees or the Trustee, except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby.


9.3      Nonalienation of Benefits

                  (a) Except as provided in paragraph (b) below, the rights or interest of any Participant or his Beneficiaries to any benefits or future payments hereunder shall not be subject to attachment, garnishment, or other legal process by any creditor of any such Participant or Beneficiary, nor shall any such Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, and any attempt to anticipate, alienate, commute, pledge, encumber, or assign any right to benefits payable hereunder shall be void.


                  (b) Paragraph (a) does not apply to any amounts payable with respect to a Participant pursuant to any "qualified domestic relations order," as such term is defined in Section 414(p) of the Internal Revenue Code. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

9.4      Limitation of Liability

                  Neither the Employer, the Trustee, nor any member of the committees guarantees the Trust Fund against loss or depreciation, and none of them shall be liable for any act or failure to act which is made in good faith pursuant to the provisions of the Plan, except to the extent required by applicable law. It is expressly understood and agreed by each Employee who becomes a Participant that, except for its or their willful misconduct or gross neglect, neither the Employer, nor the committees, nor the Trustee, shall be in any way subject to any legal liability to any Participant or Beneficiary, for any cause or reason or thing whatsoever in connection with this Plan, and each such Participant hereby releases the Employer and its officers and agents, the committees and the Trustee and their members or agents, from any and all liability or obligation except as in this paragraph provided.


9.5      Indemnification

                  The Employer may, to the extent permitted by its articles of incorporation and bylaws, and by the laws of the State in which it is incorporated, indemnify the committees, the individual members thereof, and any employee or director of the Employer or any Related Company providing services to the Plan, whether or not they are compensated therefor, against any and all liabilities arising by reason of any act or omission, made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.


                                   SECTION 10

                            Amendment and Termination


10.1     Amendments

                  (a) The Employer reserves the right to make, from time to time, any amendment or amendments to this Plan which do not reduce any Participant's nonforfeitable interest in his account or permit any part of the Plan assets to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries, except to the extent permitted by Section 3.6. The Employer also shall have the right to make any amendment retroactively which is necessary to qualify the Plan for tax exemption or to bring the Plan into conformity with the Internal Revenue Code or

                           ERISA, or which is otherwise permitted under either of such Acts.

                  (b) If the Plan is amended in a way that directly or indirectly affects the manner in which a Participant's nonforfeitable percentage of his account balance is computed, any active Participant with at least three years of Service may make an irrevocable election during the election period described below to have his nonforfeitable percentage of his account balance determined without regard to such amendment.

                  (c) The election period shall begin no later than the date the Plan amendment is adopted and shall end no earlier than the last to occur of the following:

                           (i) 60 days after the day the Plan amendment is adopted;

                           (ii) 60 days after the day the Plan amendment becomes effective; or

                           (iii) 60 days after the Participant is given written notice of the Plan amendment.

                  (d) The election described in paragraph (b) above shall not be available to any Participant whose nonforfeitable percentage under the Plan, as amended, cannot at any time be less than such percentage determined without regard to such amendment.


10.2     Termination; Discontinuance of Contributions

                  The Employer shall have the right to suspend its contributions hereunder for any period of time, and the Board of Directors of the Employer shall have the right to terminate the Plan, in whole or in part, at any time. Upon a termination or partial termination of the Plan, or upon the permanent suspension of contributions by the Employer, the benefits payable to each Participant shall, to the extent affected by such termination, partial termination, or suspension, become fully vested and nonforfeitable, and the Committee shall direct the Trustee in the method and manner of distribution of the Trust Fund to those Participants or Beneficiaries, which may include the distribution or transfer of Plan assets to the trustee or funding agent of a successor or substitute plan qualified under Section 401(a) of the Internal Revenue Code. The Committee may also direct that the Trust Fund be continued for a specified number of years thereafter, or may direct that the Trustee continue the Trust Fund for such period of time as the Trustee, in its sole discretion, may deem to be in the best interests of the Participants or their Beneficiaries.


10.3     Merger, Consolidation, or Transfer of Assets

                  Notwithstanding any provision herein to the contrary, this Plan shall not be merged or consolidated with, nor shall any assets or liabilities of the Plan be transferred to, any other plan unless the benefits payable to each Participant immediately after the merger, consolidation, or transfer (determined as if the plan had then terminated) are equal to or greater than the benefits such Participant would have been entitled to receive from this Plan (determined as if this Plan had terminated immediately prior to such action).


                                   SECTION 11

                            Miscellaneous Provisions


11.1     ERISA

                  (a) Any person or persons may serve in more than one fiduciary capacity with respect to the Plan.

                  (b) The Committee and the Investment Committee shall be "named fiduciaries" with respect to the Plan; however, their responsibilities as such shall be limited to the performance of those duties specifically assigned to them hereunder. Neither the Committee nor the Investment Committee shall have any responsibility for the performance of any duty not specifically so assigned, except to the extent required by applicable law.

                  (c) The Investment Committee and the Committee may allocate their responsibilities hereunder among themselves or to any other named fiduciaries, and may delegate such responsibilities to persons who are not named fiduciaries; however, neither the Investment Committee nor the Committee shall allocate or delegate any responsibility provided for herein involving the management or control of all or any part of the assets of the Plan, other than the power to appoint an investment manager. The allocation or delegation of any fiduciary responsibility shall be in writing, and shall become effective upon the written acceptance thereof by the person or persons to whom such responsibilities are allocated or delegated.


11.2     Delegation of Authority by the Employer

                  Whenever the Employer under the terms of this Plan is permitted or required to do or perform any act, it shall be done or performed by any officer thereunto duly authorized by the articles of incorporation, bylaws, or Board of Directors of the Employer.


11.3     Applicable Law

                  This Plan shall be construed according to ERISA and, to the extent not inconsistent therewith, the laws of the State of Illinois, except that nothing in this Section 11.3 shall be construed as placing any restriction upon the right of the Employer acting pursuant to the Plan to take any action or to incur any liability which it is authorized to take or incur under its articles of incorporation or bylaws or under the laws of the State in which it is incorporated, except to the extent that the same are superseded by applicable federal law.


11.4     Legal Actions

                  In any action or proceeding involving the Plan or any property constituting part or all thereof, or the administration thereof, no Employee, former Employee, Beneficiary, or any other person having or claiming to have an interest in this Plan shall be necessary parties and no such person shall be entitled to any notice or process, except to the extent required by applicable law. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and upon all persons having or claiming to have any interest in this Plan.